EX-99.906CERT

CERTIFICATION

Gregg A. Kidd, Chief Executive Officer, and Daniel F. Raite, Chief Financial Officer of The NYSA Series Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.

The Registrant’s periodic report on Form N-CSR for the period ended September 30, 2007 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer

Chief Financial Officer

The NYSA Series Trust

The NYSA Series Trust

/s/Gregg A. Kidd

/s/Daniel F. Raite

Gregg A. Kidd

Daniel F. Raite

Date: December 10, 2007

Date: December 10, 2007

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to The NYSA Series Trust and will be retained by The NYSA Series Trust  and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.